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                                                                     Exhibit 5.1

                      [Dow, Lohnes & Albertson Letterhead]

                                  May 28, 2003

Cox Communications, Inc.
1400 Lake Hearn Drive
Atlanta, Georgia  30319

   Re: Issuance and Sale by Cox Communications, Inc. of 4.625% Notes due 2013

Ladies and Gentlemen:

         We have acted as special counsel to Cox Communications, Inc., a Delaware corporation ("Cox"), in connection with the issuance and sale by Cox on this date of $600,000,000 aggregate principal amount of 4.625% Notes due 2013 (the "Notes").

         In preparing this opinion, we have reviewed (a) the registration statement on Form S-3 (File No. 333-65102) filed by the Cox with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act") for the registration of, among other things, the Notes and pre-effective amendment nos. 1, 2 and 3 to the registration statement (as so amended, the "Registration Statement"); (b) Cox's prospectus dated April 22, 2003, which forms a part of the Registration Statement; (c) Cox's prospectus supplement dated May 20, 2003, relating to the Notes (the "Prospectus Supplement"); (d) Cox's Amended Certificate of Incorporation, as amended, and Bylaws; (e) the Indenture dated as of June 27, 1995, by Cox and The Bank of New York, as Trustee, providing for the issuance of debt securities (the "Indenture"); (f) an officers' certificate pursuant to the Indenture setting forth the terms of the Notes; (g) the global securities representing the Notes;
(h) the Underwriting Agreement dated May 20, 2003 (the "Underwriting Agreement"), by and among Cox and Citigroup Capital Markets Inc., Merrill Lynch, Pierce Fenner & Smith Incorporated, Wachovia Securities, Inc., Credit Suisse First Boston LLC, Commerzbank Capital Markets Corp., Fleet Securities, Inc., Morgan Stanley & Co. Incorporated, Lehman Brothers Inc. and The Williams Capital Group, L.P. (collectively, the "Underwriters"); and (i) a cross-receipt dated May 27, 2003, between Cox and the Underwriters with respect to payment for and delivery of the Notes.

         With respect to the foregoing documents, we have assumed (i) the authenticity of all documents submitted to us as originals, the conformity with authentic original documents of all documents submitted to us as copies or forms, the genuineness of all signatures and the legal

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Cox Communications, Inc.
May 28, 2003
Page 2

capacity of natural persons, and (ii) that the foregoing documents, in the forms thereof submitted for our review, have not been altered, amended or repealed in any respect material to our opinion as stated herein. We have not reviewed any documents other than the documents listed above and such other documents as we have considered necessary or appropriate for purposes of rendering our opinion as expressed herein, and we assume that there exists no provision of any such other document that bears upon or is inconsistent with our opinion as expressed herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

         We are members of the Bar of the District of Columbia and do not purport to be experts on, or generally familiar with, or certified to express legal conclusions based upon, the laws of any other jurisdiction. As to matters of law set forth below, our opinion is limited solely, to the extent applicable hereto, to the laws of the District of Columbia and of the United States and the Delaware General Corporation Law (collectively, "Applicable Law"); provided, however, that the term Applicable Law includes only those laws and regulations that a lawyer exercising customary professional diligence would reasonably recognize as being directly applicable to the issuance and sale of the Notes and does not include laws of the type described in Section 19 of the Legal Opinion Accord of the American Bar Association Section of Business Law (1991). We express no opinion as to conflicts of law rules, or the laws of any States or jurisdictions other than as specified above. We note that the Indenture by its terms provide that it is to be governed by the laws of the State of New York. To the extent the opinion set forth below relates to matters governed by New York law, we have assumed that the provisions of New York law are identical in all material respects to the provisions of the law of the District of Columbia.

         In rendering this opinion, we have assumed that (i) the Registration Statement was declared effective by the Commission; (ii) the Registration Statement was effective at the time the Notes were offered or issued as contemplated by the Registration Statement and the Prospectus Supplement; (iii) all Notes were issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus Supplement; and (v) the Underwriting Agreement was duly authorized and validly executed and delivered by each of the Underwriters.

         Based upon and subject to the foregoing and any other qualifications stated herein, we are of the opinion that the Notes are in the form contemplated by the Indenture, have been duly authorized by Cox and (assuming the due authorization, execution and delivery of the Indenture and the Notes by the Trustee) constitute valid and binding obligations of Cox, entitled to the benefits of the Indenture and are enforceable against Cox in accordance with their terms.

         The opinion set forth above is subject to the following additional qualifications:

                  (i) The enforceability of agreements, documents and instruments is subject to (a) bankruptcy, insolvency, reorganization, moratorium (whether general or specific), fraudulent conveyance and other laws relating to or affecting the enforcement of creditors' rights generally,

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Cox Communications, Inc.
May 28, 2003
Page 3

and (b) the application of general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). Furthermore, the prior consent of the Federal Communications Commission (the "FCC") may be required to the extent that any action by the Trustee or the holders of any Notes to enforce its or their respective rights under the Notes or the Indenture would result in a transfer of control or assignment of any authorization issued by the FCC. We express no opinion as to whether any such consent would be granted.

                  (ii) No opinion is expressed concerning the enforceability of
(a) waivers of notice or of any other constitutional, statutory or common law rights, including, without limitation, waiver of stay, extension or usury laws,
(b) indemnification provisions to the extent such provisions are deemed to violate public policy or federal or state securities laws, and (c) submissions to the personal jurisdiction of any particular court.

                  (iii) No opinion is expressed as to any state or local laws, rules or regulations relating to the regulation of telecommunications.

                  (iv) No opinion is expressed as to compliance by the Company or any of its Subsidiaries with any financial covenants in any credit or financing documents to which any of them may be a party.

         This opinion is as of the date hereof. We assume no obligation to advise you of any changes to the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with issuance and sale of the Notes on the date of this opinion letter and shall not be quoted in whole or in part or otherwise referred to, nor filed with or furnished to or relied upon by any governmental agency or other person or other entity, without the prior written consent of this firm.

         We hereby consent to the use of this opinion as Exhibit 5.1 to the Form 8-K dated May 20, 2003 and filed with the Commission on May 28, 2003 (the "Form 8-K") and to the incorporation of our opinion by reference into the Registration Statement; provided, however, that in giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder. Except as provided for hereinabove, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                                                DOW, LOHNES & ALBERTSON, PLLC

                                                By: /s/ Thomas D. Twedt
                                                    -------------------
                                                    Thomas D. Twedt
                                                    Member